Public Sector Veteran James Stavridis, USN, (Ret), PhD Joins Fortinet Board of Directors

SUNNYVALE, Calif., Oct. 05, 2021

Ken Xie, Founder, Chairman of the Board, and CEO at Fortinet
“We are pleased to welcome Admiral Stavridis to our Board of Directors. Admiral Stavridis brings tremendous public sector experience and cybersecurity innovation insights to add even further depth to our leadership team. Admiral Stavridis will be a key contributor as we continue to solidify our leadership position and drive future growth.”

News Summary
Fortinet® (NASDAQ: FTNT), a global leader in broad, integrated and automated cybersecurity solutions, today announced the addition of Admiral James Stavridis, USN, (Ret), PhD to the company’s Board of Directors, adding further global cybersecurity collaboration insights and depth of expertise to the Board.

Jim Stavridis attended the US Naval Academy at Annapolis and earned a PhD in international relations from The Fletcher School at Tufts, and spent 37 years in the Navy, rising to the rank of 4-star Admiral. Among his many commands were four years as the 16th Supreme Allied Commander at NATO, leading the NATO Alliance in global operations and responsibilities included cybersecurity. He was the longest serving Combatant Commander in recent US history. In the course of his career in the Navy, he served as senior military assistant to the Secretary of the Navy and the Secretary of Defense. He led the Navy’s premier operational think tank for innovation, Deep Blue.

Following his military career, Admiral Stavridis (Ret) served for five years as the 12th Dean of The Fletcher School of Law and Diplomacy at Tufts University. While Dean at Tufts, he created a blended Master’s degree in cyber and international relations for the university. He is a nationally recognized cybersecurity expert and routinely teaches on cyber challenges and offers insights via speaking appearances. He is currently Managing Director and Vice Chairman, Global Affairs of The Carlyle Group and is Chair of the Board of Trustees of the Rockefeller Foundation.

“Fortinet continues to have an exciting record of growth and innovation. From its inception, Fortinet leadership has demonstrated its commitment to innovation – aligning with my own experience and continued interest in cybersecurity innovation. I look forward to working alongside the leadership team as a member of the Board of Directors and being a part of the company’s continued innovation and exciting growth trajectory.”
-- Admiral James Stavridis, USN, (Ret), PhD

Additional Resources
•Learn more about the Company’s Board of Directors.
•For the company’s Investor Relations page, visit here.
•Watch how Fortinet makes possible a digital world you can always trust, and view how the Fortinet Security Fabric platform delivers broad, integrated, and automated protection across an organization’s entire digital infrastructure.
•Read more about how Fortinet customers are securing their organizations.
•Learn more about Fortinet’s free cybersecurity training, an initiative of Fortinet’s Training Advancement Agenda (TAA), or about the Fortinet Network Security Expert program, Security Academy program, and Veterans Program.
•Learn more about FortiGuard Labs threat intelligence and research or Outbreak Alerts, which provide timely steps to mitigate breaking cybersecurity attacks. Read more about Fortinet’s FortiGuard security services portfolio.
•Engage in the Fortinet User Community (Fuse). Share ideas and feedback, learn more about our products and technology, and connect with peers.
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About Fortinet
Fortinet (NASDAQ: FTNT) makes possible a digital world that we can always trust through its mission to protect people, devices, and data everywhere. This is why the world’s largest enterprises, service providers, and government organizations choose Fortinet to securely accelerate their digital journey. The Fortinet Security Fabric platform delivers broad, integrated, and automated protections across the entire digital attack surface, securing critical devices, data, applications, and connections from the data center to the cloud to the home office. Ranking #1 in the most security appliances shipped worldwide, more than 530,000 customers trust Fortinet to protect their businesses. And the Fortinet NSE Training Institute, an initiative of Fortinet’s Training Advancement Agenda (TAA), provides one of the largest and broadest training programs in the industry to make cyber training and new career opportunities available to everyone. Learn more at http://www.fortinet.com, the Fortinet Blog, or FortiGuard Labs.

FTNT-F

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